Exhibit 23.2


                              Consent of KPMG LLP

Shareholders and Board of Directors
Johnson Outdoors Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-19804, 33-19805, 33-35309, 33-50680, 33-52073, 33-54899, 33-59325, 33-61285,
333-84414, 333-84480, 333-88089, and 333-88091) on Form S-8 of Johnson Outdoors
Inc. of our report dated November 6, 2000, relating to the consolidated statements of operations, shareholders' equity, and cash flows for the year ended September 29, 2000 of Johnson Outdoors Inc. and subsidiaries, which report appears in the 2002 Annual Report on Form 10-K of Johnson Outdoors Inc.

/s/ KPMG LLP

Milwaukee, Wisconsin
December 23, 2002